UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 14, 2006

(Date of earliest event reported)

IMAGE SENSING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-26056

Minnesota	41-1519168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, Minnesota 55104

(Address of principal executive offices, including zip code)

(651) 603-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Executive Officer Changes

On December 21, 2006, Image Sensing Systems, Inc. (the “Company”) announced the appointment of Kenneth Raymond Aubrey to serve as the Company’s President, effective on or about February 1, 2007, and as the Company’s Chief Executive Officer, effective on or about June 1, 2007. Once Mr. Aubrey becomes Chief Executive Officer of the Company, he will be asked to join the Company’s Board of Directors. James Murdakes, the Company’s current President and Chief Executive Officer, will retire as President of the Company, effective on or about February 1, 2007, and as Chief Executive Officer of the Company, effective on or about June 1, 2007. Mr. Murdakes intends to continue serving as Chairman of the Company’s Board of Directors.

Mr. Aubrey, 57 years old, has served since 1995 in various positions with Siemens AG, one of the world’s largest electrical engineering and electronics companies, most recently as a business unit vice president of Siemens’ ITS (Intelligent Transportation Systems) Division, Industrial Solutions & Services Group. He concurrently managed Strategic Projects for the ITS Division. Immediately prior to his current position Mr. Aubrey served as vice president of Strategic Projects for Siemens’ Information and Communication Group in which he focused on Merger & Acquisition projects.

Other than in connection with Mr. Aubrey’s Employment Agreement described below, there are no arrangements or understandings between Mr. Aubrey and any other persons pursuant to which Mr. Aubrey was selected as President or Chief Executive Officer of the Company. Mr. Aubrey does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Aubrey had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Employment Agreement with Kenneth Raymond Aubrey

On December 14, 2006, the Company entered into an Employment Agreement with Mr. Aubrey (the “Employment Agreement”), relating to Mr. Aubrey’s service as President and Chief Executive Officer of the Company. The material terms and conditions of the Employment Agreement are described below. Such description is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Aubrey will be an at-will employee of the Company, and his employment may be terminated at any time with or without cause. Mr. Aubrey will begin serving as the Company’s President on or about February 1, 2007, and he will begin serving as the Company’s President and Chief Executive Officer on or about June 1, 2007.

As compensation for his services as President and Chief Executive Officer, Mr. Aubrey will (1) receive a base salary of $175,000 when serving as President and a base salary of $200,000 when serving as President and Chief Executive Officer, (2) be provided, within the first 30 days of his employment, with an incentive plan, the content of which is currently being formulated and which may be adjusted from year to year, and (3) be granted stock options to purchase 50,000 shares of the Company’s common stock. The stock options have a term of six years and will vest at the rate of 25% at each of the four anniversaries following Mr. Aubrey’s date of hire. Any vested options may be exercised for 90 days following Mr. Aubrey’s termination from employment with the Company for whatever reason. Unvested options will vest immediately upon a change in control (as defined in the Employment Agreement) and must be exercised within 90 days of such change in control. Mr. Aubrey is also entitled to receive insurance and other benefits in accordance with the Company’s standard and executive benefits in effect from time to time and will be reimbursed by the Company for all reasonable business expenses incurred in connection with the performance of his duties under the Employment Agreement.

Pursuant to the Employment Agreement, the Company also agreed to reimburse Mr. Aubrey for reasonable relocation expenses associated with the actual cost of transportation of his personal belongings to Minnesota from Germany, up to $15,000 (with the ability to exceed this amount by up to 20% by agreement with the Company). Similarly, during the 90-day period following Mr. Aubrey’s commencement of employment with the Company, the Company will reimburse Mr. Aubrey for his travel, accommodation and other associated expenses to Minnesota.

Under the Employment Agreement, Mr. Aubrey agreed to keep confidential during and after his term of employment with the Company the Company’s confidential and proprietary information. In addition, during the term of his employment with the Company, and for a period of 12 months thereafter, Mr. Aubrey agreed not to compete with the Company or to solicit the Company’s customers, suppliers or employees. Mr. Aubrey also agreed to assign all rights in and to certain Inventions (as defined in the Employment Agreement) to the Company, as further described in the Employment Agreement.

In accordance with the Employment Agreement, if the Company terminates Mr. Aubrey’s employment for any reason other than with Cause (as defined in the Employment Agreement) or because of Mr. Aubrey’s inability to perform his duties because of death or disability, Mr. Aubrey will be entitled to a severance benefit, which includes continuation of his base salary, without eligibility for bonus, upon entry into a release agreement provided by the Company. The length of time for which Mr. Aubrey will be entitled to salary continuation varies based on Mr. Aubrey’s termination date. For example, if the Company terminates Mr. Aubrey for any reason other than with Cause within the first year of Mr. Aubrey’s employment with the Company, his salary continuation will be in range of 13 to 24 months based on the termination date. If, however, Mr. Aubrey is terminated by the Company for any reason other than with Cause after January 15, 2008, Mr. Aubrey will be entitled to 12 months of salary continuation. The Company and Mr. Aubrey have the ability, however, at any time, to terminate the Employment Agreement by mutual written agreement, with or without the severance benefit.

The Employment Agreement provides that if Mr. Aubrey terminates his employment for any reason, the Company will pay Mr. Aubrey all earned and unpaid amounts due to him for salary through the termination date and a pro-rata portion of any incentive pay to which, at the Company’s discretion, Mr. Aubrey would have been paid had he remained in the Company’s employ. If the Company terminates Mr. Aubrey’s employment with Cause, on the other hand, Mr. Aubrey will not be entitled to any severance benefit.

A press release, dated December 21, 2006, announcing Mr. Aubrey’s appointment as President and Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Employment Agreement between Image Sensing Systems, Inc. and Kenneth Raymond Aubrey, dated December 12, 2006, effective on or about January 15, 2007 (in capacity as President) and effective on or about June 1, 2007 (in capacity of President and Chief Executive Officer).

99.1	Press release of Image Sensing Systems, Inc. dated December 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.
By:	/s/ James Murdakes
James Murdakes Chief Executive Officer

Date:   December 21, 2006

EXHIBIT INDEX

10.1

Employment Agreement between Image Sensing Systems, Inc. and Kenneth Raymond Aubrey, dated December 12, 2006, effective on or about
January 15, 2007 (in capacity as President) and effective on or about June 1, 2007 (in capacity of President and Chief Executive Officer).

99.1	Press release of Image Sensing Systems, Inc. dated December 21, 2006.